SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

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(4)Date Filed:

May 4, 2023

Vote your OGE shares

The Annual Meeting of Shareholders of OGE Energy Corp. (the “Company” or “OGE”) will be held virtually via the internet at 10 a.m. CDT, Thursday, May 18, 2023. Details on how to access the meeting are included in the proxy materials made available to each shareholder.

Members are encouraged to vote their shares prior to the annual meeting by the applicable deadline for voting. This deadline varies by a few days depending on where the shares are held. For members that hold shares in the OGE Energy Corp. Retirement Savings Plan (401(k)), administered by Fidelity Investments, the deadline for voting prior to the annual meeting is Monday, May 15. For shares held in a brokerage firm or other investment-type account, the deadline may be earlier or later. For example, for shares held by Fidelity brokerage accounts, the deadline for voting is Wednesday, May 17. As explained below, voting during the annual meeting is also available.

As noted in the Company’s Proxy Statement this year’s annual meeting is being held virtually.

The items for this year’s annual meeting include:

1.
Election of directors;
2.
Ratification of the appointment of Ernst & Young LLP as the company’s principal independent accountants for 2023;
3.
Advisory vote to approve named executive officer compensation;
4.
Advisory vote on the frequency of advisory votes on executive compensation;
5.
Amendment of the restated certificate of incorporation to modify the supermajority voting provisions; and
6.
Attend to any other business properly presented at this meeting.

The board of directors recommends a vote FOR the election of each of the 10 members of the board of directors in proposal (1); FOR proposal (2); FOR proposal (3); 1 YEAR on proposal (4); and FOR proposal (5).

Most company members are shareholders through benefit plans like the Retirement Savings Plan (401(k)), and therefore as shareholders are entitled to vote. Company members make up an important percentage of OGE ownership, so it's important to vote your shares prior to the meeting by the applicable deadline set out above. Active members who own OGE shares through the Retirement Savings Plan will receive a proxy card via U.S. Mail with instructions for voting, by one of three methods:

• Internet: www.proxyvote.com

• Telephone: 1-800-690-6903

• Mail: Return the proxy card in the postage paid envelope

When voting on the internet or by telephone before the meeting, you will need your 16-digit control number, which is printed on the proxy card (received by mail). You may also enter an email address to receive a confirmation when your vote is recorded. Internet and telephone voting are available until 11:59 p.m. Eastern time on the applicable deadline for voting prior to the meeting.

During this virtual annual meeting, voting will also be available online at the designated webcast on May 18. To vote online during the meeting, shareholders will need to follow the instructions at www.virtualshareholdermeeting.com/OGE2023.

To access the virtual meeting webpage information, each shareholder will need the unique 16-digit control number that is provided with the proxy voting instructions and then follow the instructions on the webpage for participating in the annual meeting and/or voting.

Electronic voting and website posting of financial reports and proxy information help the company save costs in printing, mailing and handling expenses. Every member who participates in the electronic voting process, by internet or telephone, contributes to the savings.

Preliminary results of the shareholder proxy voting will be announced during the annual meeting and immediately to members via Breaking News. Final voting results will be filed with the SEC within four business days of the meeting.